MANAGEMENT DISCUSSION SECTION

Operator: Good morning, and welcome to the Independent Bank Corp. Third Quarter 2011

Earnings Call and Web cast. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note this event is being recorded.

This call may contain forward-looking statements with respect to the financial conditions, results of operations and business of Independent Bank Corp. Actual results may be different. Independent

Bank Corp. cautions you against unduly relying upon any forward-looking statements and disclaims any intent to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

I would now like to turn the conference over to Christopher Oddleifson, President and CEO. Mr.

Oddleifson please go ahead.

Chris Oddleifson, President, Chief Executive Officer & Director

Thank you and good morning everyone and thank you for joining us today. Sharing the call with me today as always is Denis Sheahan, our Chief Financial Officer, who will provide color on our financial results following my comments.

Well in 2011 we continue to perform well, and as you can see from our results I am happy to say that we maintained our positive momentum through the third quarter. Net income totaled $12 million or $0.56 per share. These results were nicely ahead of both prior quarter and prior year earnings levels. We are on track to achieve our original earnings expectations for 2011, which we shared with you at the beginning of the year. Ongoing momentum in our businesses, along with the success in recent growth initiatives, have allowed us to mitigate the pressure in our industry from the challenging external environment.

Our commercial banking business continues to be a real bellwether for us. Loan origination activity remains vibrant, as we continue to capitalize on our strong visibility in the marketplace and our highly personalized approach.

Reported loan growth wasn’t as strong as in previous quarters as we spent much of the third quarter rebuilding the pipeline which was exceptionally flush in the prior quarter. The good news is that we head into the fourth quarter with a very strong pipeline.

Commercial banking and wealth management are real competitive strengths of ours and a key driver of future growth, as such, we are moving aggressively to expand our reach, talent and capability in these businesses. In just the past few months, we have hired an experienced team of asset-based lending professionals who bring with them valuable experience. We’ve added a senior

C&I lender in the Greater Boston market to take advantage of the opportunities we see there.

We’ve opened a commercial banking and wealth management office in Providence a market we know well and a natural complement to our Southeast Massachusetts presence. Our kickoff events two weeks ago were very well attended by local business leaders and ranking civic officials including the Governor of Rhode Island and the Mayor of Providence.

We’ve expanded our outreach efforts for our retirement plan services to small businesses resulting in increased accounts and assets under management. And we’ve begun leveraging financial planning capabilities in our Wealth Management business with the addition of an experienced financial planner. These moves do add a little to our expense base but we are quite confident it will pay back many times over. Another high priority business of ours, home equity continues to grow. Total outstandings grew by 10% annualized in the third quarter over the linked quarter. We continue to promote home equity products in both new and existing Rockland Trust households and our offers attracted a lot of additional business.

On the retail side, we see this market environment as one of unprecedented opportunity as the large banks continue to raise fees and reduce service levels, Rockland Trust’s value proposition is of high customer intimacy and fair transparent pricing, becomes even more attractive to consumers and small businesses looking for a financial partner.

We have extended the aggressive brand and customer acquisition program, that we began in the spring and we have been very pleased with the increased level of household and deposit growth throughout the year. These efforts have helped us grow our core deposit bases, which now represent 83% of our total deposit base.

We are also expanding our mobile banking offerings by extending our popular mDeposit application to a broader range of smartphone users. Introduced earlier this year this features allows both retail and business customers to scan and deposit checks by phone. This capability is available in iPhone, Android and Blackberry platforms.

We feel the combinations of our expanded product offerings and our promotional efforts are focused on the customer and the operating and competitive environment are serving to differentiate the image of Rockland Trust across our footprint, and are the primary reasons, why customers and businesses see Rockland Trust as a great banking partner.

Turning to our risk profile the picture remains very encouraging. Our balance sheet continues to be in excellent shape. Credit quality trends have consistently compared favorably to the industry and our peers. Net charge-offs declined to modest levels in the third quarter. Non-performing loans ticked up, but from a very, very low level. Capital levels continue to grow and strengthen.

I usually provide a quick perspective in the macro setting but frankly not much has changed; the national picture remains very muddled as you are all aware, the lack of political consensus in

Washington makes it hard to inspire any confidence in a near term turnaround. The Massachusetts picture however continues to be relatively better with unemployment rate of 7.3% and this is down from 7.4% just a month ago versus a national rate of 9.1%. This reflects pockets of strength in various indigenous industries, the greater Boston market unemployment rate is considerably better at 6.5% and the construction industry should be receiving a pickup with several large projects in the

Boston area have recently broken ground.

But it’s hard to be anything other than circumspect in light of the tremendous uncertainty that persist. Our focus is on positioning the Rockland franchise to continue to excel and remaining flexible to adjust to the ups and down of the economy. The best way to do that is to continue to invest in our strengths, grow our customer base with innovative products and services, and motivate and energize our Rockland colleagues to win in a marketplace and that’s exactly what we are doing.

I have said before that engaged employees lead to satisfied customers and I can truly say that my colleagues at Rockland Trust are doing an outstanding job for which I thank them.

With that I’ll end it here and hand it over to Denis.

Denis K. Sheahan, Chief Financial Officer & Treasurer

Thank you, Chris and good morning. Independent Bank Corp reported net income of $12 million and GAAP diluted earnings per share of $0.56 in the third quarter of 2011 as compared to net income of $11.1 million and diluted earnings per share of $0.52 in the second quarter of this year.

The second quarter included security gains of $723,000 pre-tax or $0.02 per diluted share, while the third quarter contained no such gains making the comparison that much stronger. On a year-to-date basis operating earnings improved by 17% to $1.58 per diluted share over the prior year.

We remain pleased with the company’s performance on both a quarter and year-to-date basis. Key performance ratios were generally solid in the third quarter with return on average assets at 99 basis points, return on average equity at 10.28%, and the net interest margin hanging in there at

3.84%.

Loans were flat on a linked quarter basis and up over 9% on a year-to-year basis following three quarters of strong growth through June. We did expect the third quarter to be slow as the loan pipeline was in rebuild mode. And the good news is we expect relatively robust growth in this fourth quarter and possibly into the first quarter of next year as the loan pipeline as Chris mentioned is at a record high due to the new lender hires and continued opportunity from dislocation in the market.

Both commercial and home equity balances are expected to benefit in this regard.

As Chris mentioned previously we announced a number of investments in our commercial banking division and wanted to share with you the expected impact. The cost of these new business initiatives adds $600,000 pre-tax to operating expense this year and $2.2 million pre-tax in 2012.

We conservatively estimate $65 million in additional loan outstandings by the end of 2012 and $150 million in additional loan outstandings by the end of 2013 with the initiatives reaching profitability in that year.

Deposits were also essentially flat on a linked quarter basis but mask a continuing positive story of growth in core deposits, up 4% annualized and an expected reduction in the CD category, down

4%. Total cost of deposits declined further to 37 basis points. Asset quality trends remain excellent.

Net charge-offs decreased to 15 basis points annualized in the third quarter and are 24 basis points annualized for the year-to-date period.

Non-performing assets increased $5.6 million to $36.6 million or 75 basis points of assets. And loan delinquency was relatively stable at 89 basis points. Early stage delinquency — that’s the 30 to 89 day period — was 50 basis points of loans. Looking ahead, we expect these positive trends to maintain. Although the level of loan net charge offs will increase somewhat in the fourth quarter and the provision for loan losses will also increase commensurate with a higher level of net charge-offs and anticipated loan growth.

We expect loan charge-offs to be around $9 million to $10 million for the year and the loan loss provision to be approximately $10 million to $11 million, below the ranges previously discussed.

The net interest margin decreased to 3.84% from 3.97% in the second quarter. All told, the margin has declined by almost 20 basis points since the beginning of the year, much of this reduction experienced in this third quarter. The significant drop in interest rate indices, particularly in the third quarter has had a material impact on loan repricing and new loan origination yields.

We are hopeful of maintaining a net interest margin in the 3.80 to 3.85 range in the fourth quarter...

as deposit cuts late in Q3, in addition to CD maturities in Q4, should serve to offset pressure on earning asset yields. Noninterest income excluding securities gains decreased by 3% or $436,000 in the quarter largely due to the impact of the equity market on the company’s trading asset.

Noninterest expense decreased 4% overall driven largely by lower costs related to advertising down $900,000 and loan workouts down $700,000. This more than offset an increase of 4% in salaries and benefits due to the investment in various revenue initiatives as described earlier.

I’ll now discuss earnings guidance for the remainder of the year. Since the first quarter, we’ve consistently provided an estimate of diluted earnings per share on an operating basis of $2.07 to

$2.17 for the full year. With a quarter to go we expect to be coming closer to the middle of that range.

This concludes my comments.

<Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Great, okay we’re ready for questions.

QUESTION AND ANSWER SECTION

Operator: Thank you sir. We will now begin the question and answer session. [Operator

Instructions] And our first question will come from Mark Fitzgibbon of Sandler O’Neill. Please go ahead sir.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Good morning guys, how are you?

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Good morning Mark.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: First question I had just to clarify you said there was I think $2.2 million of pre-tax expenses in 2012, is that all related to that new asset-based lending team?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: It’s the asset-based lending team and the Providence initiative.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay and then secondly you said the pipeline is at record levels, can you tell us how big that is?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yeah there is two – I’ll give you two components to the pipeline Mark, the gross backlog which is before it goes through the entire credit processes is at $700 million. It’s the highest ever in our history and the approved but not closed is $200 million. So those are loans that are through the approval process, but just have not closed at this point and that is the highest in at least the last 12 months, I haven’t gone back much further than that. But it is one of the highest on record.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: We should point out Mark that approved not closed doesn’t necessarily mean they will close. The customer may have a competing offer and they may not land here.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: But it’s a good indicator of expected growth.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Yeah and it is at the

highest in the last 12 months.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: And on your deposit cost you have fairly low deposit cost, do you think you have any room left there to sort of drive those down?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Well just to give you a sense of the margin because we know I mean we certainly know the margin decreased quite a bit here in the third quarter. What you don’t see though is the margin for the month of September was

3.92%, so we were able to reduce some of our funding cost both in deposits and in borrowings in the very latter part of the third quarter so that will benefit somewhat heading into Q4, but clearly yields on newly originated earning assets and repricings as loans mature are coming down, because of where absolute indices are. So, we would – that’s why we were guiding in the 3.80% to 3.85% range for the fourth quarter. Beyond that Mark when you’re approaching an overall cost of deposits of 30 basis points now, certainly is challenging to reduce it further. We do have CD maturities as I mentioned in my comments earlier coming in the fourth quarter of about $150 million that will benefit us, but it’s challenging.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay. And as you try to sort of outrun the

NIM challenges by growing the balance sheet, how low would you be willing to take the tangible capital ratio. I think it’s like 6.72 now?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Well, if your question is inferring are we planning to raise capital, we are not.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: No, that’s...

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: We...

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: The question is would you be willing to take it much lower than sort of 6.72 or with the earnings that you project, that you’re going to have,

do you think you’re going to take that ratio down much?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: It may come down modestly on an occasional quarter; for example in Q4 if we have the kind of loan growth that we expect tangible capital may drop in Q4 but will repair very quickly thereafter.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Okay. And then lastly just on commercial real estate loan pricing, could you maybe share with us what the trends have been like recently?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Competitive. Both — on

both ends of the spectrum, both on the lower end less than $2 million and it’s become significantly more competitive for the larger players above $2 million. So it certainly is competitive. I think the benefit we have with the pipeline that we have is that we have a fair amount of demand at the moment and we can be somewhat selective in the credits that we price.

<Q – Mark Fitzgibbon – Sandler O’Neill & Partners>: Thank you.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Thank you, Mark.

Operator: And our next question will come from Damon DelMonte of KBW. Please go ahead.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Hi, good morning guys. How are you?

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Good morning, Damon.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Just real quick, could you clarify one thing, you mentioned that you had about $700 million in your gross backlog for your pipeline and

$200 million in the approved but not closed, is the $200 million included in the $700 million or is that in addition to?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yes, it’s included in.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: It’s included in, okay. All right, thank you. I guess with respect to the securities portfolio what kind of cash flow do you, are you generating each month and kind of what are the rates that are coming off and versus what you are putting it back on at?

<A – Denis Shehan – Independent Bank Corp. (Massachusetts)>: I think — and Rob will look this up but, I think it’s in the region of $10 million a month Rob, is that right? And $12 million in the most recent month. So a ballpark $10 million, $12 million a month. And the overall yield of the securities portfolio, bear with me a second, overall yield of the securities portfolio in the third quarter was 3.70%. And so as you know, we have not been buying much if any securities nor do we plan to other than just to support collateral from a liquidity perspective but one cannot get anywhere near

3.70% yield on securities today. So that alone, the drop in the securities portfolio brought the margin down two basis points in the third quarter.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Okay. All right, great. And then with regards to asset quality it looks like there was a slight uptick in commercial real estate, only like $3 million at the most but was that one particular credit or are there some moving parts behind that?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: It’s largely one credit yes.

It’s a, it’s a construction credit, Rhode Island based, yes and it did hit non-performing in the third quarter.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: And what was the actual dollar amount of that?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: A touch over $3 million.

<Q – Damon DelMonte – Keefe, Bruyette & Woods, Inc.>: Okay, great. That’s all I had for now.

Thank you.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Sure.

Operator: And our next question will come from Mac Hodgson of SunTrust Robinson Humphrey.

Please go ahead.

<Q – Mac Hodgson – SunTrust Robinson Humphrey>: Good morning.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Good morning.

<Q – Mac Hodgson – SunTrust Robinson Humphrey>: On the margin Denis you mentioned a

3.92% in September but when we think about your guidance for the fourth quarter of 3.80% to 3.85% I could be thinking of it incorrectly but I think of coming down from 3.92%

down to that level and as we look out into 2012, do you have a lot of opportunity to reprice

CDs further into ‘12? Would we expect similar rates of NIM compression? I know it’s obviously difficult a lot of assumptions there just trying to get some more help in 2012?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yes Mac this is – as we all know this is very challenging right now. We’ll have some opportunity in ‘12 for further CD repricing but you know that book has been running down. So there will be some assistance there but limited.

The issue is really on the earning assets side and the yield on new loan originations that we are trying to maintain floors, in response to the question earlier about the competitive environment it’s getting more competitive, it’s getting tougher to hold those floors in pricing. So yeah I mean the –

we are also in terms of that asset origination in commercial, we’re trying to swap a lot of it get a lot of it to variable, because we strongly feel that this is not the time to be making mistakes that will have tough long-term consequences by doing a lot of fixed rate pricing here.

So we’re increasing our asset sensitivity, that has an impact on the margin when you’re – you’re not reaching for that fixed rate, but swapping it to variable. That combined with limited opportunity to reduce our cost of funds, it’s going to hurt the margin in the coming quarters.

<Q – Mac Hodgson – SunTrust Robinson Humphrey>: Okay, great. You may have said this, but what – what floors are you able to get, what’s the level generally?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: I’m not going into that it’s competitive Mac. So, I’m not going to get into what the – what the floors are, but we are trying to be disciplined here. We are trying to get paid credit premium, get paid for taking risk. But it’s getting more competitive out there.

<Q – Mac Hodgson – SunTrust Robinson Humphrey>: Okay. And on the expenses, the ABL initiative new hires and the Providence expansion?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: There’s hires in that as well.

<Q – Mac Hodgson – SunTrust Robinson Humphrey>: Are those — just trying to think of the expense level maybe for the fourth quarter, were those kind of fully in, I think they might have been kind of intra-quarter but, should we expect expenses to go up in the fourth as result of -

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yeah modestly there was about – of the $600,000 about – let me see, a little less than $240,000 was in the third quarter. So,

they were there for a good chunk of the third but not all of it.

<Q – Mac Hodgson – SunTrust Robinson Humphrey>: Okay, okay, good. The other questioners addressed my other questions, thanks.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Thank you.

Operator: [Operator Instructions]. Our next question will come from David Darst of Guggenheim

Securities. Please go ahead sir.

<Q – David Darst – Guggenheim Securities LLC>: Hi, good morning.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Good morning.

<Q – David Darst – Guggenheim Securities LLC>: Should we expect to see a pick up in your fee income as you close the pipeline in the fourth quarter?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Possibly, assuming that –

assuming that we are as successful as we hope we will be in closing those loans we’d like to see a pick up in fee income but it depends on where those credits go; if they go floating, straight floating or straight fixed or they are swapped, if they’re swapped that’s going to have an impact on fee income. But if they go straight floating or fixed that really would not, it is a modest – more modest impact.

<Q – David Darst – Guggenheim Securities LLC>: Is the nature of the pipeline that you have got a lot of fixed rate that you want to swap to floating?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yeah, I mean anything that, anything that’s of size in the commercial real estate side we do try to swap and we think there is a good benefit to our customers where rates are today to – for them to be looking for longer-term fixed rate with the swap.

<Q – David Darst – Guggenheim Securities LLC>: Okay.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: So, we encourage that but it takes two to tango.

<Q – David Darst – Guggenheim Securities LLC>: Got you. Do you think the construction; the commercial construction portfolio run-off is near an end?

<A – Denis Sheahan]Denis Sheahan>: I’d like to think so, but as Chris has talked about – there is not a lot of whole new economic activity, we see some seeds of construction projects, we would certainly like to see more and that would benefit outstandings, but we need more economic activity to drive that. There is a lot of construction activity beginning in the Boston area and one hopes that that will filter through our markets and lead to a pick up in construction lending.

<Q – David Darst – Guggenheim Securities LLC>: Okay and how about with the trading asset,

the unrealized loss there, is that something that should recover?

<A – Denis Sheahan]Denis Sheahan>: Yes.

<Q – David Darst – Guggenheim Securities LLC>: In the fourth quarter?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: It’s a small asset, it’s in the single million dollars, the asset is there to fund executive retirement benefits; that’s the sole purpose of it and volatility in the equity markets took a bite out of it this quarter, it should recover yes.

<Q – David Darst – Guggenheim Securities LLC>: Okay got it. Thank you.

Operator: And our next question will come from Laurie Hunsicker of Stifel Nicolaus. Please go ahead.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Great thanks. Hi Chris and Denis.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Hi Laurie.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Just a couple of things I wondered, just going back to Providence, can you share with us what your break-even projection is both in terms of total deposits and timeframe?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yes I think in my comment I mentioned in 2013...

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: 2013 but I didn’t know — because that also include the asset based lending team, so I didn’t know —

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yeah. That’s them together.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Both Providence and asset based lending is in 2013.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Is in 2013, okay and what will you be at in terms of total deposits?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: I don’t have the deposit number Laurie, I have a loan number, I think I provided that but I honestly don’t have that deposit number.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: I guess, generally what would be a deposit number for breakeven, not necessarily where you will be at the end of 2013, but what do you look at in terms of saying, hey, with interest rates this low this is likely? Or you just don’t have,

okay, fair enough. If we could go back and I think Damon started this question on the commercial real estate non-performing jump, and you mentioned it was $3 million construction loan in Rhode

Island. Can you tell us a little bit about that loan, how much, is it started, what was – what type of construction, when did you actually put it on the books?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: It was put on the books I think – was it ‘07, possibly ‘08 timeframe. And it’s a construction credit and we’ve run into some issues on it and it’s in non-performing and we will work our way out of it. There’s really not a whole lot more to say than that Laurie.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: What type of commercial real estate?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Construction.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: I know, I mean, is it office, is it retail, is it...

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: I’m not going to get into those details Laurie.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay. Can you share with – okay, can you share with us, I mean, the value? I guess, is it partially constructed, is there, is the LTV on the land or can you share with us any sort of....

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: No.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: I mean, your credit is pristine, so I’m not trying to...

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: And...

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: I’m not trying to pick, I’m just curious, I’m just trying to get a read.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: You know, Laurie, I think our history on credit speaks for itself. So, I’m not going to give any more details around this credit. I think we have a history of showing that we work through these credits pretty effectively. Look at our delinquency, our charge-off rates and the absolute level of non-performing is very acceptable, so let’s leave it at that.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Absolutely, no I agree. You’ve got very good credit. Okay. So, just jumping on to REO cost and this just might be a way that I have trouble interpreting your press release, I know your REO costs last quarter were $832,000 and I can’t tell if it decreased linked quarter by $667,000 or it is now down to $667,000 for this quarter, I’m reading that it decreased $667,000 which would put us at $165,000.

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: Yes, it did go down

$667,000, but in that cost number is whatever noninterest expense items we have related to OREO properties, taxes, maintenance, if there is a valuation adjustment, et cetera, there is a lot of different items that flow into it. And if you look back our charge-offs were higher in Q2 than they were in Q3.

We talked about that we did a lot; we spent a lot on work-out in the second quarter and we’ve shown here with this third quarter a significant favorable variance.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay. But so it’s down to $165,000 correct?

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: It’s down $667,000; do you happen to have the number?

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: I mean I think — I had it at 832 but I’m not

100% sure, okay. And then I guess the last question I have for you Chris and this is more macro,

and I know I ask you this every quarter, but M&A if you could sort of just give us an update obviously your stock currency is one of the strongest running around out there. How you’re looking at the world?

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Yeah, not much has changed, but I’d be happy to sort of summarize. We’ve made three acquisitions over the last several years, they’ve all worked out really well, great adds to the franchise. They’re all opportunistic, we are not depending on acquisitions as you’ve seen over the last several quarters we’ve been able to clock some really great organic growth, the initiatives we talked about earlier today are going to add to that organic growth. And but however should a Board of Directors raise their hand and say now we’d like to sell the bank that would – we’re not going to be at the table and have a conversation, but as you know we’re very disciplined in our pricing and have the shareholders in mind and that’s – that’s sort of where we’ve been, where we are today.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay and then just one last thing just if you can remind us, what is the most dilution you would take to tangible book in terms of doing a deal?

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Yeah...

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: And I realize there’s a lot of moving components that drive a deal. But, it’s just becomes such a sticking point as of late and I’m just wondering?

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Yeah...

<A – Denis Sheahan – Independent Bank Corp. (Massachusetts)>: The answer is, is the tangible book value Laurie, each situation has its own merits, but we get concerned about tangible book value dilution that’s as much as we’ll say on it.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Yeah sort of earned – sort of how much is, it and how much do you earn it back when’s the cost over point, etcetera. I mean, I think we’ve shown that we were really sort of shareholder friendly here and we’re – although we’re not going to do anything it’s going to have there be adversely viewed in the marketplace.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Shareholders.

<Q – Laurie Hunsicker – Stifel, Nicolaus & Co., Inc.>: Okay great thank you guys.

<A – Chris Oddleifson – Independent Bank Corp. (Massachusetts)>: Yeah thanks, Laurie.

Operator: And showing no further questions in the queue. I would now like to end the questionand-

answer session.

Chris Oddleifson, President, Chief Executive Officer & Director

Great, thank you very much we look forward to talking everybody in January and have a good several months.

Denis K. Sheahan, Chief Financial Officer & Treasurer

Thank you.

Chris Oddleifson, President, Chief Executive Officer & Director

Bye.

Operator: The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.

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